Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

Mark F. McElreath	Direct Dial: 212-210-9595	Email: mark.mcelreath@alston.com

April 2, 2021

Mustang Bio, Inc. 377 Plantation Street Worcester, MA 01605

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Mustang Bio, Inc., a Delaware corporation (the “Company”) in connection with the registration statement (the “Registration Statement”) on Form S-8 filed today by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering 400,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), which may be issued by the Company upon the grant, exercise, settlement or purchase of awards pursuant to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan, as amended (the “Plan”). This opinion is furnished to you at your request in accordance with the requirements of Item 8 of the Commission’s Form S-8 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Amended and Restated Certificate of Incorporation of the Company, the Certificates of Amendment of the Amended and Restated Certificate of Incorporation of the Company dated June 14, 2018, September 30, 2019 and December 4, 2020, the Bylaws of the Company, the Plan, records of proceedings of the Board of Directors of the Company (the “Board of Directors”), or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Research Triangle | San Francisco | Silicon Valley | Washington, D.C.

April 2, 2021

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinions rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinions. We note specifically that the Shares may be issued from time to time hereafter, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

By:	/s/ Mark F. McElreath
Mark F. McElreath
Partner